                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                         ALPHA HOSPITALITY CORPORATION

                                   * * * * *

            Alpha Hospitality Corporation,  a corporation organized and existing under and by virtue of the  General  Corporation  Law of the State of  Delaware,
DOES HEREBY CERTIFY:

            FIRST:  That  at a  meeting  of the  Board  of  Directors  of  Alpha
Hospitality Corporation  ("Corporation"),  resolutions were duly adopted setting forth a proposed  amendment to the Amended  Certificate of  Incorporation of the
Corporation,  declaring  said  amendment to be  advisable  and calling an annual meeting of the stockholders of the Corporation for consideration of, among other things,  said amendment.  The resolution setting forth the proposed amendment is as follows:

                 RESOLVED,  that it being in the best interests of the
            Corporation,  the  Board  of  Directors  hereby  approves, ratifies and confirms that the  Corporation's  Certificate of Incorporation be amended by deleting the Fourth article of the  Certificate of  Incorporation  in its entirety and substituting in lieu thereof the following:

                 "FOURTH:  The  total  number  of  shares of
                 stock that the  Corporation  shall have the
                 authority  to issue is  twenty-six  million
                 (26,000,000),   consisting  of  twenty-five
                 million   (25,000,000)   shares  of  Common
                 Stock,  each such share  having a par value
                 of $.01, and one million (1,000,000) shares
                 of Preferred Stock, each share having a par
                 value of $.01.  The Board of  Directors  is
                 expressly  authorized  to  issue  Preferred

                 Stock, without stockholder approval, in one
                 or more  series,  and to fix for each  such
                 series such voting powers, full or limited,
                 and  such  designations,   preferences  and
                 relative,   participating,    optional   or
                 special  rights  and  such  qualifications,
                 limitations  or  restrictions   thereof  as
                 shall  be  stated  and   expressed  in  the
                 resolution  or  resolutions  adopted by the
                 Board of Directors  providing for the issue
                 of such series and as may be  permitted  by
                 the GCL."

                 RESOLVED,  that  except  as  expressly  amended,  the
            Fourth   Article   of   the   Restated    Certificate   of
            Incorporation  of the  Corporation  shall hereby remain in effect as  heretofore  set forth and shall be unchanged in any respect by any provision thereof.

            SECOND:  That  thereafter,  pursuant to  resolution  of its Board of
Directors,  an annual meeting of the  stockholders  of the  Corporation was duly called and held,  upon  notice in  accordance  with  Section  222 of the General
Corporation  Law of the State of Delaware at which meeting the necessary  number of shares as required by statute were voted in favor of the amendment.

            THIRD:  That said amendment was duly adopted in accordance  with the provisions  of  Section  242 of the  General  Corporation  Law of the  State  of
Delaware.

            FOURTH:  That the  capital of the  Corporation  shall not be reduced under or by reason of said amendment.

                                       2

            IN WITNESS  WHEREOF,  the Corporation has caused this certlflcate to be signed by Stanley S. Tollman,  its Chief Executive  Officer and President and
attested to by Sanford Freedman, its Secretary, this 18th day of December, 1996

                                       By: /s/ Stanley S. Tollman
                                           -------------------------------------
                                           Stanley S. Tollman
                                           Chief Executive Officer and President

ATTEST:

By: /s/ Sanford Freedman
    ------------------------
    Sanford Freedman
    Secretary

                                       3